Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-164034 on Form S-8 of our report dated April 23, 2010, relating to the financial statements of China Real Estate Information Corporation appearing in this Annual Report on Form 20-F of China Real Estate Information Corporation for the year ended December 31, 2009.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Shanghai, China
April 23, 2010